UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 4, 2024

Sonida Senior Living, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road,
Suite 810
Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDA	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amendment No. 4 to 2019 Plan

On June 4, 2024, the stockholders of Sonida Senior Living, Inc. (the “Company”) approved an amendment (“Amendment No. 4”) to the Company’s 2019 Omnibus Stock and Incentive Plan, as amended (the “2019 Plan”), at the Company’s 2024 Annual Meeting of Stockholders held on June 4, 2024 (the “Annual Meeting”). Amendment No. 4 increases the number of shares of common stock that the Company may issue under the 2019 Plan from 1,297,600 shares to 1,797,600 shares of common stock. A copy of Amendment No. 4 is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Appointment of Robert Grove as a Director

On June 4, 2024, following the Annual Meeting, the Board of Directors (the “Board”) of the Company appointed Robert Grove to the Board as a Class III director, effective immediately, for a term scheduled to expire, along with the Company’s other Class III directors, at the Company’s 2027 annual meeting of stockholders. Mr. Grove’s appointment was made to fill a vacancy on the Class III directors of the Board. Additionally, Mr. Grove was appointed to the Board’s Compensation Committee.

Mr. Grove serves as a designee of certain affiliates of Conversant Capital LLC (“Conversant”), stockholders of the Company, pursuant to the terms of the Investor Rights Agreement, dated November 3, 2021, by and among the Company, Conversant and Silk Partners, LP. The Board has determined that Mr. Grove qualifies as an independent director under the listing standards of the New York Stock Exchange and the Company’s Director Independence Policy. Additionally, there are no transactions involving Mr. Grove that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, Proposals 1, 2 and 3 (as described below) were approved by the Company’s stockholders and no other business was properly brought before the Annual Meeting. The proposals are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 26, 2024 (the “Proxy Statement”), as supplemented by the Company’s Supplement to the Proxy Statement on Schedule 14A filed with the SEC on May 13, 2024 and the Company’s Supplement to the Proxy Statement on Schedule 14A filed with the SEC on June 3, 2024.

Proposal 1 – Election of Directors – The Company’s stockholders elected Jill M. Krueger and Elliot R. Zibel to each serve as a director of the Company for three-year terms expiring at the Company’s annual meeting of stockholders to be held in 2027. The voting results for each of these individuals were as follows:

Director	Votes “FOR”	Votes “AGAINST”	Abstentions	Broker Non-Votes
Jill M. Krueger	12,322,959	656,190	77	291,771
Elliot R. Zibel	12,576,176	400,960	2,090	291,771

Proposal 2 – Advisory Vote on Executive Compensation – The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement in accordance with the compensation disclosure rules of the SEC. The voting results were 12,942,816 shares “FOR,” 36,237 shares “AGAINST,” 173 abstentions, and 291,771 broker non-votes.

Proposal 3 – Amendment to the Company’s 2019 Omnibus Stock and Incentive Plan – The Company’s stockholders approved an amendment to the Company’s the 2019 Plan to increase the number of shares of common stock that the Company may issue under such plan from 1,297,600 shares to 1,797,600 shares. The voting results were 12,933,940 shares “FOR,” 44,356 shares “AGAINST,” 930 abstentions, and 291,771 broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 4 to Sonida Senior Living, Inc. 2019 Omnibus Stock and Incentive Plan, as amended.

104	Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2024	Sonida Senior Living, Inc.

	By:	/s/ David R. Brickman
	Name:	David R. Brickman
	Title:	Senior Vice President, Secretary and General Counsel